Exhibit 10.4

THE MEMBERSHIP INTERESTS IN RADIO AUSTIN MANAGEMENT, L.L.C. HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS SUCH INTERESTS ARE FIRST REGISTERED PURSUANT TO ALL SUCH APPLICABLE LAWS OR UNLESS COUNSEL SATISFACTORY TO SUCH COMPANY SHALL HAVE RENDERED A SATISFACTORY OPINION THAT SUCH REGISTRATION IS NOT REQUIRED. THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF SUCH INTERESTS IS ALSO RESTRICTED BY THESE REGULATIONS.

AMENDED AND RESTATED
REGULATIONS

RADIO AUSTIN MANAGEMENT, L.L.C.

July 1, 2003

AMENDED AND RESTATED
REGULATIONS
OF
RADIO AUSTIN MANAGEMENT, L.L.C.

        These Amended and Restated Regulations (these “Regulations”) of RADIO AUSTIN MANAGEMENT, L.L.C., a Texas limited liability company, are entered into effective for all purposes as of the 1st day of July, 2003 (the “Effective Date”), by and among the undersigned Members of said limited liability company for and in consideration of the mutual agreements and provisions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

ARTICLE I
CONTINUATION OF LIMITED LIABILITY COMPANY

        Section 1.1      Continuation. RADIO AUSTIN MANAGEMENT, L.L.C. (the “Company”) was formed as a limited liability company under the laws of the State of Texas on July 29, 1997, by the filing with the Secretary of State of Texas of its Articles of Organization. Immediately prior to the Effective Date, The LBJ Holding Company, one of the two initial Members of the Company, withdrew as Member, and Emmis Operating Company was admitted as a replacement Member. The current Members hereby agree to continue the existence of the Company and are amending and restating the Company’s Regulations at this time to reflect their business arrangement.

        Section 1.2      Purposes and Powers. The purpose of the Company is to serve as the general partner of Emmis Austin Radio Broadcasting Company, L.P., a Texas limited partnership (the “Partnership”), and, in such capacity, to engage in the business of acquiring, owning, operating, managing, selling, leasing and otherwise dealing in any manner whatsoever with, AM and FM radio stations and any ancillary or related businesses and properties. In carrying out such purpose, the Company shall have all of the powers provided for a limited liability company under the Act.

        Section 1.3      Offices. The principal place of business of the Company in the United States shall be 40 Monument Circle, Suite 700, Indianapolis, Indiana 46204, or such other principal place of business as the Manager may from time to time determine. The Company may have, in addition to such office, such other offices and places of business at such locations, both within and without the State of Texas, as the Manager may from time to time determine or the business and affairs of the Company may require.

        Section 1.4      Definitions and Related Matters. When used in these Regulations, the following terms shall have the respective meanings set forth below:

        “Act” shall mean the Texas Limited Liability Company Act, as amended from time to time, or any successor statute thereto.

        “Addendum Agreement” shall have the meaning assigned in Section 7. 1 (c) hereof.

        “Adjusted Capital Account” shall mean the Capital Account maintained for each Member, as provided in Section 5. l(b), as of the end of each fiscal year, (a) increased by (i) the amount of any unpaid capital contributions agreed to be contributed by such Member under Article II if any, (ii) an amount equal to such Member’s allocable share of Company Minimum Gain attributable to Company Nonrecourse Liabilities, as computed on the last day of such fiscal year in accordance with applicable Treasury Regulations and (iii) an amount equal to such Member’s allocable share of Member Nonrecourse Debt Minimum Gain attributable to Member Nonrecourse Debt, as computed on the last day of such fiscal year in accordance with applicable Treasury Regulations, and (b) reduced by the adjustments provided for in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4)-(6).

        “Affiliate” shall mean, with respect to any person, (a) any person directly or indirectly owning, controlling or holding with power to vote 40% or more of the outstanding voting equity interests of such person, (b) any person directly or indirectly controlling, controlled by or under common control with such person, and (c) any officer, director, member, partner or sanguinal or affinal kin of such person or any person described in clause (a) or (b) of this paragraph.

        “Board of Directors” shall have the meaning assigned to such term in Section 4.1 hereof.

        “Business day” shall have the meaning assigned to such term in Section 4.3(e) hereof.

        “Capital Account” shall have the meaning assigned to such term in Section 5.1(b) hereof.

        “CEO” shall have the meaning assigned to such term in Section 4.10 hereof.

        “Chief Operating Officer” shall have the meaning assigned to such term in Section 4.10 hereof.

        “Company” shall have the meaning assigned to such term in Section 1.1 hereof and shall include any successor entity thereto.

        “Company Minimum Gain” shall have the same meaning as the term “partnership minimum gain,” as set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.

        “Company Nonrecourse Liabilities” shall mean nonrecourse liabilities (or portions thereof) of the Company for which no Member bears the economic risk of loss.

        “Deficit Member” shall have the meaning assigned to such term in Section 3.1(b)(iv) hereof.

        “Disability” of any natural person shall mean his inability, because of mental or physical illness or incapacity, to perform his obligations or exercise his rights under these Regulations for a continuous period of 120 days or for 120 days out of a 150-day period.

        “Distribution” shall mean any cash or other property distributed to a Member by the Company on account of that Member’s membership interest (including the Income Percentage attributable thereto) as provided in Section 3.2 or Section 6.2 of these Regulations, and does not include payments to a Member (a) pursuant to a loan by such Member to the Company or other transaction in which such Member is acting other than in its capacity as a Member within the meaning of Section 707(a) of the Internal Revenue Code, (b) which are guaranteed payments within the meaning of Section 707(c) of the Internal Revenue Code or (c) which are made to reimburse a Member or an Affiliate of a Member for amounts paid for or on behalf of the Company or which are made to indemnify a Member or an Affiliate of a Member as permitted under these Regulations.

        “Effective Date” shall have the meaning set forth in the first paragraph of these Regulations.

        “Emmis” means Emmis Operating Company and any permitted transferee to which its membership interest in the Company is assigned or otherwise transferred.

        “Emmis Board Members” shall have the meaning assigned to such term in Section 4.3(a) hereof.

        “Executive Vice President” shall have the meaning assigned to such term in Section 4.10 hereof.

        “General Manager” shall have the meaning assigned to such term in the Partnership Agreement.

        “Income Percentage” shall mean 50.1% for Emmis and 49.9% for Sinclair.

        “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or statutes.

         “Major Decision” shall have the meaning assigned to such term in Section 4.9.

        “Manager” shall mean Emmis and any Person elected as a successor thereto in accordance with these Regulations.

        “Member” shall mean any person or entity having all of the rights of a holder of a membership interest in the Company either originally upon formation of the Company, as set forth in these Regulations, or acquiring such interest in accordance with these Regulations.

        “Member Nonrecourse Debt” shall have the same meaning as the term “partner nonrecourse debt,” as set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

        “Member Nonrecourse Debt Minimum Gain” shall mean an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a “nonrecourse liability” (within the meaning of Section 1.704-2(b)(3) of the Treasury Regulations), determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

        “Member Nonrecourse Deductions” shall mean the amount of deductions, losses and expenses equal to the net increase during the year in Member Nonrecourse Debt Minimum Gain, reduced (but not below zero) by proceeds of the related Member Nonrecourse Debt distributed during the year to the Members who bear the economic risk of loss for such debt, as determined in accordance with applicable Treasury Regulations.

        “Other Entity” shall have the meaning assigned to such term in Section 8.4 hereof.

        “Partnership” shall mean Emmis Austin Radio Broadcasting Company, L.P., a Texas limited partnership.

        “Partnership Agreement” shall mean the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended from time to time.

        “Person” shall mean an individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, custodian, trustee, executor, administrator, nominee or entity in a representative capacity.

        “Positive Members” shall have the meaning assigned to such term in Section 3.1(b)(iv) hereof.

        “Regulations” shall have the meaning set forth in the first paragraph of these Regulations.

        “SEC” shall mean the Securities and Exchange Commission.

        “Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute thereto.

        “Sinclair” shall mean Sinclair Telecable, Inc., an Indiana corporation, and any permitted transferee to which its membership interest in the Company is assigned or otherwise transferred.

        “Sinclair Board Members” shall have the meaning assigned to such term in Section 4.3(a) hereof.

        “TMM” shall have the meaning assigned to such term in Section 5.3 hereof.

        “Transfer” shall have the meaning assigned to such term in Section 7.1(a) hereof.

        “Treasury Regulations” shall mean those regulations promulgated by the United States Treasury Department from time to time pursuant to and in connection with the Internal Revenue Code.

        As used in these Regulations, pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context clearly otherwise requires. As used in these Regulations, the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation,” except where the context clearly requires otherwise. Unless the context indicates otherwise, “member” or “members” and “limited liability company” or “limited liability companies” shall be substituted in and for references to “partner” or “partners” and “partnership” or “partnerships,” respectively, in the Internal Revenue Code, Treasury Regulations and any pronouncements by the Internal Revenue Service.

ARTICLE II

MEMBERS, MEMBERSHIP INTERESTS AND CONTRIBUTIONS;
MEETINGS OF MEMBERS

      Section 2.1      Initial Members. Membership Interests and Contributions.

        (a)     The Members of the Company and their respective membership interests (which shall entitle each such Member to the rights, privileges and obligations of a Member of the Company, including their respective Income Percentages) are as follows:

Member and Address	Membership Interest
Emmis Operating Company 40 Monument Circle, Suite 700 Indianapolis, IN 46204	50.1%
Sinclair Telecable, Inc. 6158 Yellow Birch Court Avon, IN 46123	49.9%

        (b)     The Members shall make such capital contributions to the Company from time to time in such amounts as the Manager and they shall agree.

        (c)     The Members shall not be required to make any additional contributions to the capital of the Company.

        Section 2.2      No Interest: Return of Contributions. No interest shall accrue on any contributions to the capital of the Company. No Member shall be entitled to the return of its capital contributions except (a) to the extent, if any, that Distributions made pursuant to the express terms of these Regulations may be considered as such by law or by agreement of all of the Members of the Company, (b) upon dissolution and liquidation of the Company, and then only to the extent expressly provided for in these Regulations and as permitted by law, or (c) to the extent that any amounts paid by the Company to a Member upon the Company’s acquisition of any membership interest may be considered as such by law.

        Section 2.3      Rights of Members. In addition to the other rights specified herein, each Member shall have the right to: (a) have the Company’s books and records kept at the principal place of business of the Company determined in accordance with Section 1.3 and at all reasonable times to inspect and copy any of them at such Member’s sole expense; (b) have on demand true and full information of all things affecting the Company and a formal account of Company affairs whenever circumstances render it just and reasonable; (c) have dissolution and winding up by decree of court as provided for in the Act; and (d) exercise all rights of a member under the Act (except, in all of the foregoing cases, to the extent otherwise specifically provided herein).

        Section 2.4      Non-Liability of Members. No Member shall be liable for the debts, liabilities, contracts or other obligations of the Company except to the extent of any unpaid capital contributions such Member has agreed to make to the Company and such Member’s share of the assets (including undistributed revenues) of the Company; and in all events, a Member shall be liable and obligated to make payments of its capital contributions only as and when such payments are due in accordance with the terms of these Regulations, and no Member shall be required to make any loans to the Company. The Company shall indemnify and hold harmless a Member in the event a Member (a) becomes liable for any debt, liability, contract or other obligation of the Company except to the extent expressly provided in the preceding sentence or (b) is directly or indirectly required to make any payments with respect thereto.

        Section 2.5      Limitations on Members. Other than as specifically provided for in these Regulations and applicable law, no Member shall, solely as a result of its status as such: (a) be permitted to take part in the business or control of the business or affairs of the Company; (b) have any voice in the management or operation of any Company property; (c) have the authority or power to act as agent for or on behalf of the Company or any other Member, to do any act which would be binding on the Company or any other Member, or to incur any expenditures for or on behalf of the Company; or (d) take any action inconsistent with the actions of the Manager taken in accordance with Section 4.9 or Section 4.10 of these Regulations.

        Section 2.6      Meetings. Meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, the Articles of Organization or these Regulations may be called by the Manager or any Member holding not less than twenty-five percent (25%) of the outstanding membership interests of the Company. Until so called, the Company need not hold any meetings of the Members. Any business may be conducted at a properly called meeting of the Members; provided, however, that inasmuch as the Manager has been vested, pursuant to Sections 2.5 and 4.1 of these Regulations, with exclusive power to manage and direct the business and affairs of the Company, the Members shall not be permitted, pursuant to this Article II or otherwise, to take any action in the place or stead of the Manager or any action that would circumscribe, limit or otherwise adversely affect the power and authority of the Manager, except as otherwise specifically required by applicable law.

        Section 2.7      Place of Meetings; Chairman. Meetings of Members shall be held at the Company’s principal place of business or at such other places, within or without the State of Texas, as may from time to time be fixed by the Manager. The CEO or, in the absence of the CEO, another representative appointed by the Manager shall preside at all meetings of the Members.

        Section 2.8      Notice of Meetings. Written or printed notice stating the place, date and time of each meeting of the Members shall be delivered not less than seven (7) nor more than sixty (60) days before the date of the meeting, either personally or by mail, telegram, telefax or similar communication, by or at the direction of the person(s) calling the meeting, to each Member entitled to vote at the meeting.

        Section 2.9      Quorum of Members. The holders of seventy-five percent (75%) of the membership interests (as measured by the Income Percentages of the Members at such time) then outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite to and shall constitute a quorum at each meeting of Members for the transaction of business, except as otherwise provided by statute or the Articles of Organization. Unless otherwise provided in the Articles of Organization, the Members represented in person or by proxy at a meeting of Members at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the membership interests represented in person or by proxy at that meeting. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally convened. Unless otherwise provided in the Articles of Organization, once a quorum is present at a meeting of Members, the Members represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any Member represented in person or by proxy, or the refusal of any Member represented in person or by proxy to vote, shall not affect the presence of a quorum at the meeting.

        Section 2.10      Action and Voting by Members. With respect to any matter, other than a matter for which the affirmative vote of the holders of a specified portion of the membership interests entitled to vote is required by statute or the Articles of Organization, in which case the vote of the holders of such specified portion of membership interests (as measured by the respective Income Percentages of the Members at such time) shall be requisite to constitute the act of the Members, the affirmative vote of Members holding a majority of the membership interests in the Company then outstanding (as measured by the respective Income Percentages of the Members at such time) shall be the act of the Members. At any meeting of the Members, every Member having the right to vote shall be entitled to vote either in person or by proxy executed in writing by such Member. A telegram, telex, cablegram or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member, shall be treated as an execution in writing for purposes of this Section 2.10. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Each proxy shall be delivered to the Manager prior to or at the time of the meeting of Members.

        Section 2.11      Action Without a Meeting. Any action required by the Act to be taken at any meeting of Members, or any action which may be taken at any meeting of Members, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by Members having not fewer than the minimum number of membership interests that would be necessary to take the action at a meeting at which all Members entitled to vote on the action were present and voted, and the writing or writings are filed with the minutes of proceedings of the Members. A telegram, telex, cablegram or similar transmission by a Member, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Member, shall be regarded as signed by the Member for purposes of this Section 2.11. The Company shall promptly send copies of all such writings which effect actions by the Members to each of the Members.

        Section 2.12      Telephone Meetings. Subject to the provisions of applicable law and these Regulations regarding notice of meetings, Members may participate in and hold a meeting by using conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.12 shall constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

        Section 2.13      Confidentiality. Each Member recognizes and acknowledges that the Company’s and the Partnership’s trade secrets and other confidential or proprietary information, as they may exist from time to time, are valuable, special and unique assets of the Company’s and the Partnership’s business. Accordingly, during the term of the Company’s existence and for the two (2) years subsequent to the term of the Company’s existence or the two (2) years subsequent to such Member’s withdrawal from the Company, each Member shall hold in strict confidence and shall not, directly or indirectly, disclose or reveal to any person, or use for its own personal benefit or for the benefit of anyone else, any trade secrets, confidential dealings or other confidential or proprietary information of any kind, nature or description (whether or not acquired, learned, obtained or developed by a Member alone or in conjunction with others) belonging to or concerning the Company or the Partnership, or any of their customers or clients or others with whom they now or hereafter have a business relationship, except (i) with the prior written consent of all the other Members, (ii) in the course of the proper performance of the Member’s duties hereunder or (iii) as required by applicable law or legal process. Each Member confirms (i) that all such information constitutes the exclusive property of the Company or the Partnership and (ii) the survival of the provisions of this Section 2.13 for the period subsequent to the term of the Company’s existence or the withdrawal of such Member from the Company.

        Section 2.14      Business Records. Given the competitive environment in which the Company does business, each Member agrees to promptly deliver to the Company, at any time when the Manager so requests, all memoranda, notes, records, drawings, manuals and other documents (and all copies thereof and therefrom) in any way relating to the business or affairs of the Company or any of its customers and clients, whether made or compiled by such Member or furnished to it by the Company or any of its employees, customers, clients, consultants or agents, which such Member may then possess or have under its control. Each Member confirms that all such memoranda, notes, records, drawings, manuals and other documents (and all copies thereof and therefrom) constitute the exclusive property of the Company. Notwithstanding the foregoing provisions of this Section 2.14 or any other provision of these Regulations, each Member shall be entitled to retain any written materials received by such Member in its capacity as a Member of the Company.

        Section 2.15      Member Expenses. Any costs and expenses incurred by the Members in connection with the business and affairs of the Company, including, without limitation, travel expenses and costs, may be paid or reimbursed by the Company as a Company expense if such payment or reimbursement is approved by the Manager of the Company in accordance with Section 4.9 or Section 4.10, as applicable.

ARTICLE III

ALLOCATIONS AND DISTRIBUTIONS

        Section 3.1      Allocation of Profits and Losses.

        (a)     Except as provided in subsections (b) and (c) of this Section 3.1, all profits and losses (and items thereof) of the Company shall be allocated and charged to the Members in accordance with each Member’s Income Percentage.

        (b)     The following special allocations shall be made in the following order:

    (i)        Any Member Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with applicable Treasury Regulations.

    (ii)        If for any fiscal year of the Company there is a net decrease in Company Minimum Gain attributable to Company Nonrecourse Liabilities, each Member shall be allocated items of Company income and gain for such fiscal year equal to such Member’s share of such net decrease, as determined in accordance with applicable Treasury Regulations. This paragraph (ii) is intended to comply with the “minimum gain chargeback” requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

    (iii)        If for any fiscal year of the Company, there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt, each Member shall be allocated items of Company income and gain equal to such Member’s share of such net decrease, as determined in accordance with applicable Treasury Regulations. This paragraph (iii) is intended to comply with the “minimum gain chargeback” requirement in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

    (iv)        If for any fiscal year of the Company the allocation of any loss or deduction (net of any income or gain) to any Member would cause or increase a negative balance in such Member’s Adjusted Capital Account as of the end of such fiscal year (a “Deficit Member”) after taking into account the provisions of paragraphs (i) through (iii) of this Section 3.1(b), only the amount of such loss or deduction that reduces the balance to zero shall be allocated to such Deficit Member and the remaining loss or deduction shall be allocated to the Members whose Adjusted Capital Accounts have a positive balance remaining at such time (the “Positive Members”) in proportion to such positive balances. After any such allocation, any Company income or gain that would otherwise be allocated to the Deficit Member shall be allocated instead to the Positive Members up to an amount equal to the loss or deduction allocated to the Positive Members under the preceding sentence; provided, however, that no allocation of income or gain shall be made under this sentence if the effect of such allocation would be to cause the Adjusted Capital Account of a Deficit Member to be less than zero. If, after taking into account the allocation in the first sentence of this paragraph (iv), the Adjusted Capital Account balance of a Deficit Member remains less than zero at the end of a fiscal year, a pro rata portion of each item of Company income or gain otherwise allocable to the Positive Members for such fiscal year (or if there is no such income or gain allocable to the Positive Members for such fiscal year, all such income or gain so allocable in the succeeding fiscal year or years) shall be allocated to the Deficit Member in an amount necessary to cause its Adjusted Capital Account balance to equal zero; provided that if there is more than one Deficit Member, such income or gain shall be allocated to all Deficit Members in proportion to their negative Adjusted Capital Accounts; and provided further that no allocation under this sentence shall have the effect of causing any Positive Member’s Adjusted Capital Account to be less than zero. This paragraph (iv) is intended to comply with the requirements of the alternate test for economic effect (including the requirement of a “qualified income offset”) contained in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations in such manner that minimizes, to the extent possible, the potential distortion to the economic arrangement of the Members as otherwise reflected in these Regulations, and this paragraph (iv) shall be interpreted consistently with such intent.

        (c)     In the case of any property contributed to the Company by any Member which at the time of contribution has an adjusted tax basis which differs from its fair market value, items of income, gain, loss and deduction shall, solely for income tax purposes, be allocated as required under Section 704(c) of the Internal Revenue Code to take account of such difference.

        (d)     It is the intention of the Members that the allocations described in these Regulations comply with the requirements of Treasury Regulation Section 1.704. To the extent any changes to these allocations are required by the applicable Treasury Regulations with respect to such items, the Manager is hereby authorized to make such changes after notice to the Members.

        Section 3.2      Distributions. At least monthly, the Manager shall distribute to the Members all Excess Cash Flow to the extent permitted by the Company’s credit facilities. “Excess Cash Flow” shall be determined by the Manager in its sole and absolute discretion and shall consist of all cash flow in excess of that required to (i) service the Company’s debt, (ii) fund capital expenditures that have been approved by the Manager and (iii) establish and maintain a cash reserve in an amount determined by the Manager. All nonliquidating Distributions or dividends (i.e., those other than Distributions made pursuant to Section 6.2 of these Regulations) shall, in the absence of the unanimous consent of the Members, be made only in proportion to the Members’ respective Income Percentages. Likewise, in the absence of the unanimous consent of the Members, all Distributions of property other than cash shall, for each asset or group of assets that are entirely fungible, be made only in proportion to the Members’ respective Income Percentages.

ARTICLE IV

MANAGEMENT

        Section 4.1      Management of the Company. Except to the extent otherwise specifically provided for herein, the powers of the Company shall be exclusively exercised by and under the exclusive authority of, and the business and affairs of the Company and the Partnership, of which the Company is the sole general partner, shall be managed under the exclusive direction of, the Manager. As such, the powers of the Manager are equivalent to the powers of the chief executive officer of a business corporation, including the power, without the specific authorization of the Board of Directors (unless otherwise specifically required by these Regulations), to take such action and sign such contracts and other documents (itself or by delegation of authority to the CEO, the Chief Operating Officer or another officer or agent) that a chief executive officer of a business corporation would be entitled to take or sign. There shall be one (1) Manager of the Company, who need not be a Member of the Company or a resident of the State of Texas.

        Section 4.2      Manager of the Company. Emmis is hereby elected and designated as the Manager of the Company, to serve in such capacity from the Effective Date until its resignation in accordance with these Regulations. Emmis may at any time at its sole election cause one of its Affiliates to be substituted for it as the Manager. Any vacancy in the position of Manager resulting from the resignation of the Manager shall be filled by majority vote of Members in accordance with their Income Percentages.

        Section 4.3      Board of Directors.

        (a)     The Company shall have a board of directors (the “Board of Directors”) composed of six (6) members, who need not be Members of the Company or residents of the State of Texas. The Board of Directors shall act only as a body, and members of the Board of Directors shall not be considered to be “managers” of the Company within the meaning of the Act and have no authority as such to execute documents or bind the Company. Emmis shall elect four (4) of the members of the Board of Directors (the “Emmis Board Members”). Emmis shall be entitled to elect the Emmis Board Members by designating the persons to be so elected in writing and transmitting same to Sinclair, and without the necessity of casting any vote or taking any other action. Sinclair shall elect two (2) of the members of the Board of Directors (the “Sinclair Board Members”). Sinclair shall be entitled to elect the Sinclair Board Members by designating the persons to be so elected in writing and transmitting same to Emmis, and without the necessity of casting any vote or taking any other action. Each member of the Board of Directors shall serve as a member of the Board of Directors until his earlier death, resignation, retirement or removal in accordance with these Regulations.

        (b)     Each of the Emmis Board Members may be removed as members of the Board of Directors, either for or without cause, only by the unilateral action of Emmis. Each of the Sinclair Board Members may be removed as members of the Board of Directors, either for or without cause, only by the unilateral action of Sinclair. To be effective, all removals pursuant to this Section 4.3(b) shall be communicated in writing to Sinclair, in the case of the removal of an Emmis Board Member, or Emmis, in the case of the removal of a Sinclair Board Member. Each such removal shall become effective immediately.

        (c)     Any vacancy occurring among the Emmis Board Members resulting from the death, resignation, retirement or removal from office of any Emmis Board Member shall be filled by Emmis in the manner specified in Section 4.3(a) of these Regulations. Any vacancy occurring among the Sinclair Managers resulting from the death, resignation, retirement or removal from office of any Sinclair Manager shall be filled by Sinclair in the manner specified in Section 4.3(a) of these Regulations.

        (d)     Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas. The CEO shall serve as the chairman of the Board of Directors until the earlier of his death, resignation, removal or Disability. The CEO shall preside when present at all meetings of the Board of Directors. In the absence of the CEO at any meeting of the Board of Directors, the Manager shall designate a member of the Board of Directors to preside at such meeting.

        (e)     Meetings of the Board of Directors may be called by the Manager or any three (3) members of the Board of Directors by giving written notice thereof to the members of the Board of Directors. Such notice of a meeting of the Board of Directors shall state the time, date and purpose or purposes of the proposed meeting, and it shall be given to the members of the Board of Directors no later than one (1) business day, and no earlier than 60 calendar days, prior to the date of the meeting. “Business day” means any day of the year other than Saturday, Sunday or any other day on which national banking associations in the State of Texas generally are closed for commercial banking business.

        (f)     At all meetings of the Board of Directors, the presence of a majority of the number of Board of Directors, at least one of which must be a Sinclair Board Member, fixed by these Regulations (i.e., four (4) members of the Board of Directors out of the six (6) members fixed by these Regulations) shall be necessary to constitute a quorum for the transaction of business, except as otherwise provided by statute, the Articles of Organization or these Regulations. If a quorum shall not be present at any meeting of the Board of Directors, the members of the Board of Directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At any such adjourned meeting any business may be transacted that might have been transacted at the meeting as originally convened.

        (g)     The act of a majority of the members of the Board of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors with respect to all matters on the Company’s own behalf and in its capacity as General Partner of the Partnership, except that such majority vote must include the affirmative vote of at least one Sinclair Board Member in order to authorize and approve any Major Decision (as defined in Section 4.4).

        (h)     Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a written consent or consents, setting forth the action so taken, is signed by the members of the Board of Directors having not fewer than the minimum number of votes that would be necessary to take the action at a meeting at which all members of the Board of Directors entitled to vote on the action were present and voted (and, if required by Section 4.3(g), at least one Sinclair Board Member). A telegram, telex, cablegram or similar transmission by a member of the Board of Directors, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a member of the Board of Directors, shall be regarded as signed by the member of the Board of Directors for purposes of this Section 4.3(h).

        (i)     Subject to the provisions of applicable law and these Regulations regarding notice of meetings, any member of the Board of Directors may participate in, and the Board of Directors may hold, a meeting of the Board of Directors by using conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 4.3(i) shall constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

        Section 4.4 Limitations on Action by Manager. The Manager’s general authority to act on behalf of the Company and the Partnership is limited solely in regard to, and the Manager shall not authorize and approve, any of the following matters (each, a “Major Decision”) without the approval of the Board of Directors in accordance with Section 4.3(g):

(i) any sale or transfer of a radio station owned by the Partnership;

(ii) any merger or consolidation of the Company or the Partnership with or into another person or any share or interest exchange between the Members or the Partnership’s partners and another person;

(iii) any sale, transfer or lease of all or substantially all of the assets of the Company or the Partnership to another person;

(iv) entering into any local marketing agreement, time brokerage agreement, joint sales agreement or any other agreement having the same or similar effect;

    (v)        the guaranty or grant by the Partnership of a security interest or other lien on any of its assets as security for payment of indebtedness of any third party, including, but not limited to, Emmis or any of its Affiliates (provided that each partner of the Partnership will be entitled to pledge its Partnership interest and interest as a Member of the Company as collateral security for indebtedness of the partner); or

    (vi)        any action by the Company or the Partnership to initiate the dissolution, liquidation or winding up of the business and affairs of the Company or the Partnership or the termination of the existence as a separate legal entity.

        Section 4.5      Interested Members, Manager and Officers.

        (a)     No contract or transaction between the Company or the Partnership and one or more of its Members, Manager, member of the Board of Directors or officers or the Partnership’s partners or between the Company or the Partnership and any other corporation, partnership, association, or other organization in which one or more of its Members, Manager, member of the Board of Directors or officers or the Partnership’s partners are shareholders, partners, members, directors, managers or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Member, Manager, member of the Board of Directors or officer is present at or participates in the meeting of the Members or Board of Directors which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose.

        (b)     Subject to the other express provisions of these Regulations, the express provisions of the Partnership Agreement or the express provisions of any employment, consulting or other agreement with the Company, the Manager and the Members may engage in and possess interests in other business ventures of any and every type and description, independently or with others, and neither the Company nor any of its Members shall have any right, title or interest in or to such independent ventures. Subject to the express provisions of the Partnership Agreement, the Manager and the Members shall have no obligation to offer any such business activity or venture to the Company or the Partnership. Subject to the other express provisions of these Regulations or of the Partnership Agreement, the Manager and each Member shall have the right to take for its own account (individually or as trustee) or to recommend to others any investment opportunity.

        Section 4.6      Manager’s Compensation. Neither the Manager nor the members of the Board of Directors shall receive or be entitled to receive any compensation from the Company for their service as such. Nothing herein contained shall be construed to preclude the Manager or any member of the Board of Directors from serving the Company or the Partnership in any other capacity and receiving compensation therefor.

        Section 4.7     Time Devoted to Company. The Manager shall devote such time to Company business as it deems necessary to manage, supervise and conduct Company business and affairs in an efficient manner; but nothing in these Regulations shall preclude the employment of any agent, third party, or Affiliate to manage or provide other services with respect to the Company’s or Partnership’s assets or business as the Manager shall determine.

        Section 4.8      Reimbursement of Manager. All direct and reasonable costs and expenses incurred by the Manager relative to the business and affairs of the Company and in connection with the performance of its duties as Manager pursuant to the terms of these Regulations, including, without limitation, travel expenses and costs, shall be paid or reimbursed by the Company as a Company expense. All such requests for reimbursement by the Manager shall be accompanied with appropriate written documentation, including the purpose or purposes for the incurrence of such costs and expenses.

        Section 4.9      Liability of Manager. The Manager shall not be liable for the debts, liabilities, contracts or other obligations of the Company.

        Section 4.10      Officers. The Manager shall designate a CEO (the “CEO”), a Chief Operating Officer (the “Chief Operating Officer”) and an Executive Vice President (the “Executive Vice President”) of the Company and may designate one or more individuals to serve as other officers of the Company or of the Partnership, or both. The CEO and the Chief Operating Officer shall have the authority to sign documents both in and outside of the ordinary course of business (except to the extent the Manager’s authority is limited by these Regulations with respect to Major Decisions) and shall have such other authority and serve for such periods as the Manager shall determine. The Executive Vice President and such other officers as are designated by the Manager shall have such authority and serve for such periods as the Manager determines. The compensation, if any, of any officers of the Company shall be fixed from time to time by the Manager.

ARTICLE V

ACCOUNTING AND TAX MATTERS; REPORTS; BANKING

        Section 5.1      Books and Records; Capital Accounts.

        (a)     The Manager shall maintain or cause the Company to maintain books and records as required and in accordance with Article 2.22 of the Act, and shall make or cause to be made such records available to the Members upon request thereby. All requests made by Members pursuant to this Section 5.1 shall be directed to the Company at the Company’s principal place of business. The Manager and officers of the Company shall keep books of account for the Company in accordance with generally accepted accounting principles consistently applied in accordance with the terms of these Regulations and, to the extent inconsistent therewith, in accordance with federal income tax accounting rules as provided in these Regulations.

        (b)     An individual capital account (a “Capital Account”) shall be maintained by the Company for each Member as provided below:

    (i)        The Capital Account of each Member shall, except as otherwise provided herein, be (A) credited with the amount of any cash contributed to the Company by such Member; (B) credited with the fair market value of any property contributed to the Company by such Member (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Internal Revenue Code), (C) credited with the amount of any item of taxable income or gain and the amount of any item of income or gain exempt from tax allocated to such Member for federal income tax purposes, (D) debited by the amount of any item of deduction or loss allocated to such Member for federal income tax purposes, (E) debited by such Member’s allocable share of expenditures described in Section 705(a)(2)(B) of the Internal Revenue Code, and (F) debited by the amount of cash or the fair market value of any property distributed to such Member (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Internal Revenue Code).

    (ii)        Any adjustments of basis of Company property provided for under Sections 734 and 743 of the Internal Revenue Code and comparable provisions of state law (resulting from an election under Section 754 of the Internal Revenue Code or comparable provisions of state law) shall not affect the Capital Accounts of the Members, except to the extent required by Treasury Regulation Section 1.704-1(b)(2)(iv)(m), and the Members’ Capital Accounts shall be debited or credited pursuant to the terms of this Section 5.1(b) as if no such election had been made.

    (iii)        Capital Accounts shall be adjusted, in a manner consistent with this Section 5.1(b), to reflect any adjustments in items of Company income, gain, loss or deduction that result from amended returns filed by the Company or pursuant to an agreement by the Company with the Internal Revenue Service or a final court decision.

    (iv)        In the case of property contributed to the Company by a Member, the Members’ Capital Accounts shall be debited or credited in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g) for items of depreciation, cost recovery, amortization, and gain or loss with respect to such property computed in the same manner as such items would be computed if the adjusted tax basis of such property were equal to its fair market value on the date of the contribution of the property to the Company, in lieu of the adjustments to the Capital Accounts otherwise provided in this Section 5.1(b) for such items.

    (v)        It is the intention of the Members that the Capital Account of each Member be kept in the manner required under Treasury Regulation Section 1.704-l(b)(2)(iv). To the extent any additional adjustment to the Capital Accounts is required by such Regulation, the Manager is hereby authorized to make such adjustment after notice to the Members.

        Section 5.2      Tax Returns. The Manager shall prepare or cause to be prepared and timely file all federal, state and local income and other tax returns and reports as may be required as a result of the business of the Company. Within sixty (60) days after the end of each fiscal year of the Company, the Company shall cause to be delivered to each Member information pertaining to the Company and its operations for the previous fiscal year that is necessary for the Members to accurately prepare their respective federal and state income tax returns for said fiscal year.

        Section 5.3     Tax Matters Member. Emmis is hereby appointed and designated as the tax matters Member for the Company under Section 6231 of the Internal Revenue Code, and if Emmis for any reason becomes unable or unwilling to serve as such, the Manager shall appoint another Member as the tax matters Member of the Company under Section 6231 of the Internal Revenue Code (in either case, the “TMM”). The TMM is authorized to take such actions and to execute and file all statements and forms on behalf of the Company which may be permitted or required by the applicable provisions of the Internal Revenue Code or Treasury Regulations issued thereunder. The TMM shall have full and exclusive power and authority on behalf of the Company to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including, without limitation, resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Such power and authority shall include, without limitation, the power and authority to extend the statute of limitations, file a request for administrative adjustment and file suit concerning any Company tax matter; provided, that the TMM shall notify the other Members of any such actions. Any settlement agreement proposed, or to be proposed, relating to any Company tax matter, however, must be approved by the Manager before being offered or accepted (as the case may be) by the TMM. The TMM also shall take such action as may be necessary to cause the other Members to become “notice partners” within the meaning of Section 6223 of the Internal Revenue Code and, to the extent the TMM is not the Manager, shall: (i) keep the Manager fully advised of the progress of any audit of the Company, (ii) promptly supply the Manager with copies of any written communications received from the Internal Revenue Service or other taxing authority relating to any audit of the Company and (iii prior to submitting any materials to the Internal Revenue Service, or other taxing authority, provide such materials to the Manager.

          Section 5.4      Tax Elections. The Manager shall make the following elections on behalf of the Company:

        (a)     To elect the fiscal year ending February 28 as the Company’s fiscal year;

        (b)     To elect the accrual method of accounting;

        (c)     To elect, in accordance with Section 754 of the Internal Revenue Code and applicable regulations and comparable state law provisions, to give Emmis Operating Company the benefit of a step-up in basis in the Company’s assets in connection with its admission as a Member;

        (d)     To elect, in accordance with Sections 195 and 709 of the Internal Revenue Code and applicable regulations and comparable state law provisions, to treat all organization costs of the Company as deferred expenses amortizable over 60 months; and

        (e)     To elect with respect to such other federal, state and local tax matters as the Manager shall determine from time to time; provided that no election to cause the Company to be treated as anything other than a partnership for federal income tax purposes shall be made by the Company or any of the Members without the unanimous consent of all Members.

        Section 5.5      Bank Accounts; Investment of Company Funds. The Manager shall cause one or more accounts to be maintained in the name of the Company in one or more banks, which accounts shall be used for the payment of expenditures incurred by or on behalf of the Company and in which shall be deposited all funds and receipts of the Company. All amounts shall be and remain the property of the Company and shall be received, held and disbursed by the Manager for the purposes specified in these Regulations. There shall not be deposited in any of such accounts any funds other than funds belonging to the Company, and no other funds shall in any way be commingled with such funds. The Manager may invest the Company funds in any manner which the Manager deems appropriate, in its discretion.

        Section 5.6      Signature of Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by the Manager or such officer, officers, agent or agents, and in such manner, as are permitted by these Regulations and as from time to time may be prescribed by resolution (whether general or special) of the Manager.

ARTICLE VI

DISSOLUTION, LIQUIDATION AND TERMINATION

        Section 6.1      Dissolution. The Company shall be dissolved upon the occurrence of any of the following:

        (a)     The expiration of fifty (50) years from the date of filing of the Company’s Articles of Organization with the Secretary of State of Texas.

        (b)     The unanimous consent in writing of the Members.

        (c)     The winding up and liquidation of the Partnership.

        (d)     The sale of all of the outstanding membership interests of the Company, unless within ninety (90) days after such event the purchasers owning a majority-in-interest (within the meaning of Treasury Regulation Section 301.7701-2(b)) give their written consent to continue the business of the Company on the same terms and conditions provided in these Regulations by forming a new limited liability company on terms identical to those set forth in these Regulations.

        Notwithstanding anything to the contrary contained herein, no Member shall voluntarily withdraw from the Company, except following a transfer of such Member’s entire interest in the Company in accordance with Section 7.1.

        Section 6.2      Liquidation and Termination. Upon dissolution of the Company, the Manager shall act as liquidator or may appoint in writing one or more liquidators who shall have full authority to wind up the affairs of the Company, dispose of all of the Company’s assets at the best price and on the best terms available therefor, and make final distribution as provided herein. No Member who is in breach of any provision of these Regulations may serve as a liquidator under this Section 6.2. Until such time as all of the Company’s assets have been completely liquidated, the liquidator shall continue to operate the Company’s properties with all of the power and authority of the Manager. The steps to be accomplished by the liquidator are as follows:

        (a)     As promptly as possible after dissolution and again after final liquidation, the liquidator, if requested by any Member or by the Manager, shall cause a proper accounting to be made by the Company’s independent accountants of the Company’s assets, liabilities and operations through the last day of the month in which the dissolution occurs or the final liquidation is completed, as appropriate.

        (b)     The liquidator shall pay all of the debts and liabilities of the Company (including those with respect to which any Member is a creditor, and all expenses incurred in liquidation) or otherwise make adequate provision therefor (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine). After making payment or provision for all debts and liabilities of the Company and after making adjustments for all profits, losses and distributions for the taxable year, the Members’ Capital Accounts shall then be adjusted for any gains and losses from the disposition of the Company’s assets. If any such assets are to be distributed in kind, such Capital Accounts shall be further adjusted by (i) assuming the sale of all remaining assets of the Company for cash at their respective fair market values (as determined by an appraiser selected by the liquidator) as of the date of dissolution of the Company and (ii) debiting or crediting each Member’s Capital Account with its respective share of the hypothetical gains or losses resulting from such assumed sales in the same manner as each such Capital Account would be debited or credited for gains or losses on actual sales of such assets. The liquidator shall then by payment of cash or property (valued as of the date of dissolution of the Company at its fair market value by the appraiser selected in the manner provided above) distribute to the Members such amounts as are required to pay the positive balances of their respective Capital Accounts. Each such Distribution shall be made to the Members in proportion to their respective positive Capital Account balances at the time of such Distribution, in cash or in kind as determined by the liquidator; provided, however, that in the absence of the unanimous consent of the Members, all Distributions of property other than cash shall, for each asset or group of assets that are entirely fungible, be made only in proportion to the Members’ respective positive Capital Account balances. Any Distribution to the Members in liquidation of the Company shall be made by the later of the end of the taxable year in which the liquidation occurs or ninety (90) days after the date of such liquidation. For purposes of the preceding sentence, the term “liquidation” shall have the same meaning as set forth in Treasury Regulation Section 1.704-1(b)(2)(ii) as in effect at such time.

        (c)     Except as expressly provided herein, the liquidator shall comply with any applicable requirements of the Act and all other applicable laws pertaining to the winding up of the affairs of the Company and the final Distribution of its assets.

        (d)     Notwithstanding any provision in these Regulations to the contrary, no Member shall be obligated to restore a deficit balance in its Capital Account at any time.

        (e)     The Distribution of cash and/or property to the Members in accordance with the provisions of this Section 6.2 shall constitute a complete return to the Members of their capital contributions and a complete Distribution to the Members of their interest in the Company and all Company property, save and except for any contingent future interest that the Members may have in any cash or property placed in an escrow fund to satisfy contingent liabilities which ultimately is not used therefor.

ARTICLE VII

RESTRICTIONS ON TRANSFER OF MEMBERSHIP INTERESTS

        Section 7.1      Restrictions on Transfer.

        (a)     No Transfer Except as Herein Provided. No Member, any spouse of any Member who is a natural person, any executor, administrator, guardian, or other personal representative of any natural person who has become deceased or subject to Disability of any Member, or any legal representative, agent or assignee of any Member or any spouse of any Member who is a natural person, as the case may be, shall sell, transfer, assign, make gifts of, or in any manner dispose of or alienate (“Transfer”) any membership interest in the Company, or any right or interest therein, to any person without the prior written consent of each of the other Members of the Company (which consent may be withheld by such Members in their sole and absolute discretion), except for a Transfer of such membership interest (i) in connection with the sale or assignment of such Member’s entire limited partnership interest in the Partnership and (ii) in accordance with and subject to the provisions of the Partnership Agreement, including but not limited to any options to purchase the membership interest pursuant to the Partnership Agreement. A Member may pledge or otherwise grant a security interest in its membership interest in the Company, but any transfer of such interest in realization or satisfaction of such pledge or security interest is a Transfer within the meaning of this Section 7.1 and subject to this Article VII.

        (b)     Securities Act Compliance. Anything in these Regulations to the contrary notwithstanding, no Transfer of a membership interest in the Company otherwise permitted or required by these Regulations shall be made unless such Transfer is in compliance with federal and state securities laws, including without limitation the Securities Act. In connection with any Transfer or proposed Transfer of a membership interest in the Company, if requested by the Company, before such Transfer the holder of such membership interest proposing to effect such Transfer shall provide to the Company either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company, to the effect that the proposed Transfer of such membership interest in the Company may be effected without registration under the Securities Act and applicable state securities laws, or (ii) a “no-action” letter from the staff of the SEC to the effect that the distribution of such securities without registration under the Securities Act will not result in a recommendation by the staff of the SEC that action be taken in respect thereof, or a combination of (i) and (ii) hereof.

        (c)     Agreement to be Bound. Anything in these Regulations to the contrary notwithstanding, unless otherwise agreed to in writing by each of the Members, no Transfer of a membership interest in the Company otherwise permitted or required by these Regulations shall be effective unless and until the transferee (and such transferee’s spouse, if applicable) shall execute and deliver to the Company an Addendum Agreement in the form attached hereto as Exhibit A (an “Addendum Agreement”) in which such transferee (and such transferee’s spouse, if applicable) agrees to be bound by these Regulations and to observe and comply with these Regulations and with all obligations and restrictions imposed on Members hereby. Each person to whom a Transfer of a membership interest in the Company is permitted by these Regulations who receives a Transfer of a membership interest in the Company during the term of the Company, and who agrees in writing to be bound by the provisions hereof, shall thereafter become a “Member” for all purposes of these Regulations.

        (d)     Transfers in Violation of Regulations. Transfers of membership interests in the Company may only be made in strict compliance with all applicable terms of these Regulations, and any purported Transfer of a membership interest in the Company that does not so comply with all applicable provisions of these Regulations shall be null and void and of no force or effect, and the Company shall not recognize nor be bound by any such purported Transfer and shall not effect any such purported Transfer on the membership interest transfer books of the Company.

        Section 7.2      Specific Performance. Each of the parties to these Regulations acknowledges that it shall be impossible to measure in money the damage to the Company or the Member(s) if any Member or any transferee or any legal representative of any Member fails to comply with any of the restrictions or obligations imposed by this Article VII, that every such restriction and obligation is material, and that in the event of any such failure, the Company or the Member(s) shall not have an adequate remedy at law or in damages. Therefore, each Member consents to the issuance of an injunction or the enforcement of other equitable remedies against it at the suit of an aggrieved party without the posting of any bond or other security, to compel specific performance of all of the terms of this Article VII and to prevent any disposition of membership interests in the Company in contravention of any terms of this Article VII, and waives any defenses thereto, including, without limitation, the defenses of: (i) failure of consideration; (ii) breach of any other provision of these Regulations; and (iii) availability of relief in damages.

        Section 7.3      Members of Record, Related Matters. The Company and its Manager and officers will be entitled to consider the owner of any membership interest in the Company as set forth in the records of the Company as the absolute owner thereof for all purposes. Neither the Company nor its Manager or officers will incur any liability for Distributions of cash or other property made in good faith to the owner of a membership interest in the Company until such time as a written assignment of such membership interest and an Addendum Agreement has been received and accepted by the Company and such assignment has been recorded on the books of the Company. The Company and its Manager and officers may refuse to accept a purported assignment of a membership interest in the Company until the end of the next succeeding quarterly or annual accounting period. No Member shall under any circumstances Transfer its membership interest in the Company to a minor or incompetent or any other person not qualified to become a Member pursuant to these Regulations and, in the event any such Transfer should be attempted, such Transfer will be null, void and ineffectual and will not bind the Company or its Members, Manager or officers. In no event will any purported Transfer of any membership interest in the Company, by operation of law or otherwise, require the Company or its Manager or officers to account to more than one person with respect to such transferred membership interest. In the event of a permitted Transfer of a membership interest in the Company by a Member, allocations between the assignor and assignee of deductions, credits and income of the Company for federal, state and local income tax purposes shall be based on the portion of the year during which the assignor and assignee each owned such membership interest.

        Section 7.4      Termination of Rights and Obligations. As of the effective date of any transfer permitted under this Article VII by a Member of its entire membership interest in the Company, such Member’s rights and obligations hereunder shall terminate except as to the obligations contained in Section 2.13. Thereupon, except as limited by the preceding sentence, these Regulations shall terminate as to the transferring Member but shall remain in effect as to the other Members and the Company. In the event of a transfer of a Member’s entire membership interest to the other Member, the Member to whom such interest is transferred shall indemnify, defend and hold harmless the Member so transferring its membership interest from and against any and all claims, demands, losses, liabilities, expenses, actions, lawsuit, and other proceedings, judgments, awards, and costs and expenses (including but not limited to reasonable attorneys’ fees) incurred in, or arising directly or indirectly, in whole or in part, out of operation of the business of the Company.

ARTICLE VIII

INDEMNIFICATION

        Section 8.1      Indemnification of Manager and Board of Directors. The Company shall indemnify a person who was, is, or is threatened to be made, a named defendant or respondent in a proceeding because the person is or was the Manager or a member of the Board of Directors against any judgments, penalties (including, without limitation, excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding if it is determined, in the manner described below, that the person (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity as the Manager or a member of the Board of Directors of the Company, that his conduct was in the Company’s best interests, and in all other cases, that his conduct was at least not opposed to the Company’s best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; provided that if the person is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (i) shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company.

        The determinations required above that the person has satisfied the prescribed conduct and belief standards must be made (1) by the Manager if the Manager is not at the time named a defendant or respondent in the proceeding, (2) by special legal counsel selected by the Manager, or (3) by the Members in a vote that excludes the membership interests, if any, held by the Manager if the Manager is named a defendant or respondent in the proceeding (unless the Sinclair Board Members are also named defendants or respondents, in which case all Members may vote). The determination as to reasonableness of expenses must be made in the same manner as the determination that the person has satisfied the prescribed conduct and belief standards, except that if the determination that the person has satisfied the prescribed conduct and belief standards is made by special legal counsel, the determination as to reasonableness of expenses must be made by the Manager.

        The termination of a proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements for indemnification set forth above. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

        Notwithstanding any other provision of these Regulations, the Company may pay or reimburse expenses incurred by the Manager in connection with the appearance of its representative as a witness or other participation in a proceeding at a time when it is not a named defendant or respondent in the proceeding.

        Section 8.2      Advancement of Expenses to Manager. Reasonable expenses incurred by the Manager or a member of the Board of Directors who was, is, or is threatened to be made, a named defendant or respondent in a proceeding may be paid or reimbursed by the Company, in advance of the final disposition of the proceeding and without any of the determinations specified in Section 8.1 of this Article, after the Company receives a written affirmation by the Manager or such member of the Board of Directors of its or his good faith belief that it or he has met the standard of conduct necessary for indemnification under Section 8.1 of this Article and a written undertaking by or on behalf of the Manager or such member of the Board of Directors to repay the amount paid or reimbursed if it is ultimately determined that the Manager or such member of the Board of Directors has not met that standard or if it is ultimately determined that indemnification of the Manager or such member of the Board of Directors against expenses incurred in connection with that proceeding is prohibited by law. The written undertaking described in the immediately preceding sentence to repay the amount paid or reimbursed to the Manager or such member of the Board of Directors by the Company must be an unlimited general obligation of the Manager or such member of the Board of Directors but need not be secured and it may be accepted without reference to financial ability to make repayment.

        Section 8.3      Members and Officers.

        (a)     The Company may indemnify, hold harmless and advance expenses to the Members of the Company in respect of any and all claims, damages, liabilities, costs (including, without limitation, the costs of litigation and reasonable attorney’s fees and expenses), damages and causes of action arising out of, resulting from or attributable in whole or in part to the Company’s business and affairs (even if a Member’s conduct constituted the sole, concurrent or comparative negligence of such Member), to the fullest extent allowed by applicable law, except in cases in which a Member’s conduct is finally determined by a court of competent jurisdiction to have constituted gross negligence, fraud, bad faith or willful misconduct.

        (b)     The Company may indemnify and advance expenses to an officer of the Company to the same extent that it is permitted to indemnify and advance expenses to the Manager under these Regulations or by statute. In addition, the Company may indemnify and advance expenses to an officer of the Company to such further extent, consistent with law, as may be provided by the Articles of Organization, these Regulations, general or specific action of the Manager, or contract or as permitted or required by common law.

        Section 8.4      Others. The Company may indemnify and advance expenses to an employee or agent of the Company to the same extent that it is permitted to indemnify and advance expenses to the Manager under these Regulations or by statute. The Company may indemnify and advance expenses to persons who are not or were not officers, employees or agents of the Company but who are or were serving at the request of the Company as a director, officer, partner, manager, member, venturer, proprietor, trustee, employee, agent or similar functionary of another limited liability company, corporation, partnership, employee benefit plan or other enterprise or entity (individually, an “Other Entity”), to the same extent that the Company is permitted to indemnify and advance expenses to the Manager under this Article or by statute. The Company may indemnify and advance expenses to an employee, agent or other person serving at the request of the Company (as described above in this Section 8.4) who is not the Manager to such further extent, consistent with law, as may be provided by the Articles of Organization, these Regulations, general or specific action of the Manager, or contract or as permitted or required by common law.

        Section 8.5      Insurance and Other Arrangements. The Company may purchase and maintain insurance or establish and maintain another arrangement on behalf of any person who is or was a Manager, officer, employee or agent of the Company or who is or was serving at the request of the Company as a director, officer, partner, manager, member, venturer, proprietor, trustee, employee, agent or similar functionary of an Other Entity, against or in respect of any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the Company would have the power to indemnify him against that liability under these Regulations or by statute. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Company would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the Members of the Company.

        Without limiting the power of the Company to purchase, procure, establish or maintain any kind of insurance or other arrangement, the Company may, for the benefit of persons indemnified by the Company, (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Company; or (4) establish a letter of credit, guaranty or surety arrangement. The insurance or other arrangement may be purchased, procured, maintained or established within the Company or with any insurer or other person deemed appropriate by the Manager regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Company. In the absence of fraud, the judgment of the Manager as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the Manager approving the insurance or arrangement to liability, on any ground, regardless of whether the Manager is a beneficiary of the insurance or arrangement.

        Section 8.6      Report to Members. Any indemnification of or advance of expenses to any person in accordance with this Article or the provisions of any statute shall be reported in writing to the Members with or before the notice or waiver of notice of the next Members’ meeting or with or before the next submission to the Members of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

        Section 8.7      Entitlement. These indemnification provisions shall inure to each of the Members, Manager, members of the Board of Directors, officers, employees and agents of the Company, and to other persons serving at the request of the Company (as provided in this Article), regardless of whether any such person ceases to serve as such at any time and whether or not the claim asserted against any such person is based on matters that antedate the adoption of this Article, and in the event of any such person’s death, shall extend to such person’s legal representatives; but such rights shall not be exclusive of any other rights to which any of the foregoing persons may be entitled.

        Section 8.8      Article VIII Definitions. For purposes of this Article:

(a)     The term "expenses" includes court costs and attorneys' fees;

        (b)     The term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding;

        (c)     The term “Manager” means any person who is or was a Manager of the Company and any person who, while a Manager of the Company, is or was serving at the request of the Company as a director, officer, partner, manager, member, venturer, proprietor, trustee, employee, agent or similar functionary of an Other Entity;

        (d)     The term “official capacity” means, when used with respect to the Manager, the office of Manager in the Company and, when used with respect to a person other than the Manager, the elective or appointive office in the Company held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Company, but does not include service for any Other Entity; and

        (e)     The Company is deemed to have requested the Manager to serve an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on or otherwise involves services by it to the plan or participants or beneficiaries of the plan. Excise taxes assessed on the Manager with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted to be taken by the Manager with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the Company.

        Section 8.9      Severability. The provisions of this Article are intended to comply with the Act. To the extent that any provision of this Article authorizes or requires indemnification or the advancement of expenses contrary to such statutes or the Articles of Organization, the Company’s power to indemnify or advance expenses under such provision shall be limited to that permitted by such statute and the Articles of Organization and any limitation required by such statutes or the Articles of Organization shall not affect the validity of any other provision of this Article.

ARTICLE IX

AMENDMENTS

        These Regulations may be amended or repealed, or new Regulations may be adopted, only by the written agreement of all the Members of the Company.

ARTICLE X

MISCELLANEOUS

        Section 10.1      Manner of Giving Notice. Whenever under the provisions of the Act, the Articles of Organization or these Regulations, notice is required to be given to any Member or the Manager of the Company, and no provision is made as to how such notice shall be given, it shall not be construed to mean only personal notice, but any such notice may be given in writing by mail, postage prepaid, addressed to such Member or Manager at his address as it appears in this Section 10.1 (or, if it does not so appear, as it appears in the records of the Company), or by telegram, telefax, e-mail or similar communication. Unless notice in accordance with this Section is given by the affected party to the contrary, the notice addresses for Emmis and Sinclair are as follows:

If to Emmis:	Emmis Operating Company One Emmis Plaza 40 Monument Circle, Suite 700 Indianapolis, Indiana 46204 Attention: Walter Z. Berger Fax: (317) 631-3750 E-mail: wzberger@emmis.com
With copies to:
Emmis Operating Company One Emmis Plaza 40 Monument Circle, Suite 700 Indianapolis, Indiana 46204 Attention: J. Scott Enright Fax: (317) 631-3750 E-mail: scotte@emmis.com
and
Bose McKinney & Evans LLP 135 North Pennsylvania Street, Suite 2700 Indianapolis, Indiana 46204 Attention: David L. Wills, Esq. Fax: (317) 684-5173 E-mail: dwills@boselaw.com
If to Sinclair:	Sinclair Telecable, Inc. c/o WNIS Radio 999 Waterside Drive, Suite 500 Norfolk, Virginia 23510 Attention: Bob Sinclair Fax: (757) 640-8552 E-mail: bobsinclair@latinmail.com
With copies to:
David Sinclair 6158 Yellow Birch Court Avon, Indiana 46123 Fax: (317) 838-7225 E-mail: psinclair@indy.rr.com
and
Fletcher, Heald & Hildreth, PLC 1300 North 17th Street, 11th Floor Arlington, Virginia 22209-3801 Attention: Howard Weiss, Esq. Fax: (703) 812-0486 E-mail: weiss@fhhlaw.com

Any notice required or permitted to be given by mail shall be deemed to be delivered on the third day after the same shall be thus deposited in the United States mail as aforesaid. Any notice given by telegram, telefax or similar communication shall be deemed given on the first day after confirmation of receipt.

        Section 10.2      Waiver of Notice. Whenever any notice is required to be given to any Member or the Manager of the Company under the provisions of the Act, the Articles of Organization or these Regulations, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

        Section 10.3      No Company Seal. The Company shall not have a Company seal, and no agreement, instrument or other document executed on behalf of the Company that would otherwise be valid and binding on the Company shall be invalid or not binding on the Company solely because no Company seal is affixed thereto.

        Section 10.4      Choice of Law. These Regulations shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts to be performed therein, without regard to principles of conflicts of laws thereof.

        Section 10.5      Severability. If any provision of these Regulations is held to be illegal, invalid or unenforceable under present or future laws effective during the term of these Regulations, such provision shall be fully severable; these Regulations shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of these Regulations; and the remaining provisions of these Regulations shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from these Regulations. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of these Regulations a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

        Section 10.6      Dispute Resolution. Any dispute arising between or among Members out of or relating to these Regulations shall be resolved in accordance with the procedures specified in Section 10.11 of the Partnership Agreement.

        IN WITNESS WHEREOF, the undersigned Members have executed these Regulations as of the Effective Date.

MEMBERS: EMMIS OPERATING COMPANY By:____________________ Name: Title: SINCLAIR TELECABLE, INC. By:_____________________ Name: Title:

JOINDER OF RADIO AUSTIN MANAGEMENT, L.L.C.

        Radio Austin Management, L.L.C., the Texas limited liability company organized pursuant to the foregoing Regulations, hereby agrees to observe and be contractually bound by the foregoing Regulations.

RADIO AUSTIN MANAGEMENT, L.L.C. By: Emmis Operating Company, Manager By:_________________________________ Name:

EXHIBIT A

FORM OF ADDENDUM AGREEMENT

ADDENDUM AGREEMENT

        This Addendum Agreement is made this ___ day of _______________, ___, by and between ______________________ (the “New Member”) and ______________________________, the New Member’s spouse, and RADIO AUSTIN MANAGEMENT, L.L.C., a Texas limited liability company (the “Company”), to the Amended and Restated Regulations of the Company dated as of _____________, 2003 (the “Regulations”), previously executed by all of its members.

WITNESSETH:

        WHEREAS, the members of the Company and, in the case of natural persons, their respective spouses entered into the Regulations to, among other things, impose certain restrictions and obligations upon themselves, with respect to the membership interests of the Company; and

        WHEREAS, the New Member desires to become a member of the Company; and

        WHEREAS, the Regulations require that all persons to whom membership interests in the Company are transferred must enter into an Addendum Agreement binding the New Member and, in the case of natural persons, the New Member’s spouse, to the Regulations to the same extent as if such New Member was an original party thereto and imposing the same restrictions and obligations on the New Member, the New Member’s spouse and the membership interests to be acquired by the New Member as are imposed upon all members of the Company under the Regulations;

        NOW, THEREFORE, in consideration of the mutual promises of the parties and as a condition of the purchase of the membership interests of the Company, the New Member and the New Member’s spouse acknowledge that they have received and read the Regulations and that the New Member and the New Member’s spouse shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Regulations. This Addendum Agreement shall be attached to and become a part of the Regulations.

New Member	New Member's Spouse
Address: